UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2014

CUBESMART

CUBESMART, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland (CubeSmart)	001-32324	20-1024732
Delaware (CubeSmart, L.P.)	000-54662	34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Old Lancaster Road

Malvern, PA 19355

(Address of Principal Executive Offices)

(610) 535-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On August 25, 2014, CubeSmart, L.P., the limited partnership through which CubeSmart owns its assets and conducts its operations (the “Operating Partnership”), entered into an Agreement for Purchase and Sale (the “Purchase Agreement”) with certain limited liability companies controlled by HSRE REIT I and HSRE REIT II, each Maryland real estate investment trusts (collectively, the “Sellers”), to acquire (the “Acquisition”) 26 self-storage facilities located in California, Florida, Illinois, Nevada, New York, Ohio and Rhode Island, along with related real and personal property (the “Properties”).  The Properties will be allocated into two groups, the “Group One Properties” containing 22 properties and the “Group Two Properties” containing 4 properties.

The aggregate purchase price for the Acquisition is $223.0 million plus customary closing costs (the “Total Acquisition Consideration”). The purchase price for the Group One Properties is $195.5 million and the purchase price for the Group Two Properties is $27.5 million.  Of this amount, $5.0 million was deposited in escrow shortly following the execution of the Purchase Agreement and an additional $5.0 million will be deposited into escrow upon the satisfactory completion of due diligence by the Operating Partnership.  The Acquisition will close in two tranches, which are scheduled to occur no later than October 31, 2014 for the Group One Properties and no later than March 31, 2015 for the Group Two Properties.

The material terms of the Purchase Agreement contain customary representations, warranties and covenants of the Operating Partnership and the Sellers.  Through September 29, 2014 (the “Due Diligence Period”), the Operating Partnership is entitled to inspect the Properties with respect to environmental, physical condition, title and survey matters.  Subject to certain conditions and limitations, the Operating Partnership may disapprove the Properties and terminate the Purchase Agreement based on such due diligence results, in which event the deposit will be returned to the Operating Partnership.  The Purchase Agreements also contain certain customary termination rights for the Operating Partnership and the Sellers.

The Operating Partnership expects to fund the Acquisition through a combination of (i) cash on hand, and (ii) advances under the Operating Partnership’s undrawn portion of its $300.0 million unsecured credit facility.

The foregoing summary of the Purchase Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending September 30, 2014 or a Current Report on Form 8-K filed prior to the filing of such Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

Date: August 25, 2014
	By:	/s/ Jeffrey P. Foster
Name: Jeffrey P. Foster
Title: Senior Vice President, Chief Legal Officer & Secretary

CUBESMART, L.P.

	By:	CUBESMART, its general partner

Date: August 25, 2014
	By:	/s/ Jeffrey P. Foster
Name: Jeffrey P. Foster
Title: Senior Vice President, Chief Legal Officer & Secretary